EXHIBIT 10.34

                         GLOBAL MARINE
                   OUTSIDE DIRECTOR DEFERRED
                       COMPENSATION TRUST



          THIS TRUST AGREEMENT made this 26th day of February, 1997, but effective January 1, 1996 by and between GLOBAL MARINE INC., a Delaware corporation having its principal offices in Houston, Texas ("Company"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association ("Trustee");

          WHEREAS, Company has established the Global Marine
Retirement Plan for Outside Directors (the "Plan");

          WHEREAS, Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

          WHEREAS, Company wishes to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan;

          WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

          WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;

          NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     SECTION 1.  ESTABLISHMENT OF TRUST

          (a)  Company hereby deposits with Trustee in trust
$900,000, which shall become the principal of the Trust to be held, administered and disposed by Trustee as provided in this Trust
Agreement.

          (b) The Trust shall be irrevocable from and after January 1, 1996.

          (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          (d) The principal of the Trust, and any earnings thereon shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Company. Any assets held by the Trust will be subject to the claims of Company's general creditors under federal and state law in the event of Insolvency, as defined in
Section 3(a) herein.

          (e) Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

          (f) Upon a Change of Control, Company shall, as soon as possible, but in no event longer than thirty (30) days following the Change of Control, as defined in Section 13(d) herein, make an irrevocable contribution to the Trust in an amount, determined in accordance with Section 1(g), that is sufficient to pay each Plan participant or beneficiary the benefits to which Plan participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change of Control occurred.

          (g) The amount required to be contributed, if any, pursuant to Section 1(f) herein shall be determined by an independent actuarial firm selected by Company, in its sole discretion. Such amount shall be equal to the present value of the accrued benefits of each participant or beneficiary as of the date of the contribution, whether or not then vested and nonforfeitable, determined using the interest rate assumption that would be used by the Pension Benefit Guaranty Corporation during the month in which the contribution occurs to value annuities for a pension plan termination, the GAM 83 mortality table, and the other relevant assumptions used by Company in computing the accumulated benefit obligation for the Global Marine Retirement Plan for Employees or any successor plan (the "Retirement Plan") in accordance with Financial Accounting Standards Bulletin 87 for its financial statements as of the date of the most recent financial statements completed before such contribution or if the Company does not maintain the Retirement Plan, such assumptions as are deemed reasonable by the actuary.

     SECTION 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR
BENEFICIARIES

          (a) Company shall deliver to Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amount so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Company.

          (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

          (c) Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Company shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, Company shall make the balance of each such payment as it falls due. Trustee shall notify Company where principal and earnings are not sufficient.

     SECTION 3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN COMPANY IS INSOLVENT

          (a) Trustee shall cease payment of benefits to Plan participants and their beneficiaries if the Company is insolvent. Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

          (b) At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          (1) The Board of Directors and the President of Company shall have the duty to inform Trustee in writing of Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

          (2)  Unless Trustee has actual knowledge of
     Company's Insolvency or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company's solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company's solvency.

          (3) If at any time Trustee has determined that Company is Insolvent, Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their right as general creditors of Company with respect to benefits due under the Plan or otherwise.

          (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Company is not Insolvent (or is no longer Insolvent).

          (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Company in lieu of the payments provided for hereunder during any such period of discontinuance.

     SECTION 4.  PAYMENTS TO COMPANY

          Except as provided in Section 3 hereof, after the Trust has become irrevocable, Company shall have no right or power to direct Trustee to return to Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

     SECTION 5.  INVESTMENT AUTHORITY

          (a) Subject to the investment direction of the Retirement Plan Committee of Company (the "Retirement Plan Committee"), funds held for the account of the Trust may be invested by Trustee in obligations issued or fully guaranteed by the United States of America or any agency thereof, corporate debt securities currently rated A or better in Moody's, notes secured by first mortgages on real estate, certificates of deposit, demand or time deposits, life insurance and annuity contracts, commercial paper rates P-1 or A-1 or master note agreements of companies the commercial paper of which is rated P-1 or A-1 and pooled, common or group investment funds offered by or through Trustee.

          (b) The Retirement Plan Committee, in its sole discretion, may at any time, or from time to time direct, require or permit different or additional investments of Trust assets, except that in no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by Company, other than a de minimis amount held in common investment vehicles in which Trustee invests. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Plan participants.

          (c) Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     SECTION 6.  DISPOSITION OF INCOME

          During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     SECTION 7.  ACCOUNTING BY TRUSTEE

          (a) The Trust's fiscal year shall be the calendar year. Trustee shall maintain the books of the Trust on the cash receipts and disbursements method of accounting.

          (b) For federal and state income tax purposes, Trustee shall file such returns and statements as it is directed by the Retirement Plan Committee to so file in order to comply with applicable provisions of the Code, regulations thereunder and any state laws and regulations thereunder.

          (c) Trustee shall provide the Retirement Plan Committee annual reports respecting cash receipts and disbursements of the Trust Fund.

          (d) The Retirement Plan Committee shall have the right to examine during regular business hours Trustee's books and records respecting the Trust Fund by giving Trustee two (2) weeks' prior written notice of its desire to inspect such books and records.

     SECTION 8.  RESPONSIBILITY OF TRUSTEE

          (a) Trustee is empowered to act in its discretion and shall not be personally or individually liable to Company for any act or omission except in the case of gross negligence, bad faith or fraud.

          (b) Trustee shall be indemnified by, and receive reimbursement from, Company against and from any and all liability, expense, claim, damage or loss incurred by it individually or as Trustee in the administration of the Trust or any part or parts thereof, or in the doing of any act done or performed or omission occurring on account of its being Trustee, except such liability, expense, claim, damage or loss arising from its gross negligence, bad faith or fraud.

          (c) Trustee shall receive from Company compensation for its services in implementing the Trust as set forth in Exhibit A hereto.

          (d) No bond or other security shall be required of Trustee.

          (e) To the extent allowed by applicable law, Trustee shall not be prohibited in any way in exercising its powers or from dealing with itself in any other capacity, fiduciary or otherwise.

          (f) Pursuant to Section 113.059 of the Texas Trust Code, Company as Trustor hereby relieves Trustee from any or all duties, restrictions, and liabilities otherwise imposed upon Trustee by the Texas Trust Code except for such duties, restrictions, and liabilities as are imposed (a) by Sections 113.052, 113.053 and
113.057 of the Texas Trust Code, (b) by the terms and conditions of this Trust Agreement, or (c) by any other applicable law, rule or regulation.

          (g) Whenever Trustee, in the administration of the provisions of this Trust Agreement, shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder, such matter may, in the absence of bad faith on the part of Trustee, be deemed to be conclusively proved by a certificate delivered to Trustee by Company or the Retirement Plan Committee, as the case may be, and such certificate shall be complete authority to Trustee for any action taken or suffered by it under the provisions of this Trust Agreement upon the faith thereof. In the case of Company, such certificate shall be signed by the President or any Vice President of Company.

          (h) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

          (i)  However, notwithstanding the provisions of Section
8(h) above, Trustee may loan to Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

          (j) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

          (k) Trustee shall have the power to employ such accountants, lawyers, brokers or other agents as Trustee deems advisable in administering this Trust, and to reasonably rely upon information and advice furnished by such accountants, lawyers, brokers and other agents.

          (l) Trustee shall have the power from time to time to register any property in the name of its nominee or in its own name, or to hold it unregistered or in such form that title shall pass by delivery or to cause the same to be deposited in a depository clearing corporation or system established to settle transfers of securities and to cause such securities to be merged and held in bulk by the nominee of such depository or clearing corporation or system.

     SECTION 9.  COMPENSATION AND EXPENSES OF TRUSTEE

           Trustee shall receive for its services as trustee hereunder the compensation which may be agreed upon from time to time by Company and Trustee. All amounts due Trustee as compensation for its services shall be paid by Company, or disbursed by Trustee out of the Trust, and, until paid, shall constitute a charge upon the Trust. Brokerage fees, commissions, stock transfer taxes and other charges and expenses incurred in connection with the purchase and sale of securities for the Trust or distribution thereof shall be paid by Trustee from the Trust. All taxes imposed or levied with respect to the Trust or any part thereof, under existing or future laws, shall be paid from the Trust. Expenses incurred by Trustee in the administration of the Trust (including fees for legal, actuarial, investment, or other services and all other proper charges and expenses of Trustee and of Trustee's agents and counsel) shall be paid by Company or disbursed from the Trust by Trustee and, until paid, shall constitute a charge upon the Trust.

     SECTION 10.  RESIGNATION AND REMOVAL OF TRUSTEE

          (a) Trustee may resign at any time by written notice to Company, which shall be effective 30 days after receipt of such notice (the "Resignation Notice Date") unless Company and Trustee agree otherwise and by accounting to its successor for the administration of the Trust as may be required by the successor Trustee.

          (b)  Trustee may be removed, by Company at any time;
provided, however, that no such removal shall be effective unless contemporaneously with such removal a successor Trustee is appointed by Company.

          (c) Upon a Change of Control, as defined herein, Trustee may not be removed by Company for two (2) years.

          (d) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless Company extends the time limit.

          (e) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraphs (a) or
(b) of this Section 10. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     SECTION 11.  APPOINTMENT OF SUCCESSOR

          (a) In the event Trustee has given notice of its intention to resign, a successor Trustee shall be appointed by Company within ten (10) days of the Resignation Notice Date.
Notice of the appointment of a successor Trustee shall be given by the resigning Trustee to Company on the Resignation Notice Date at the address of Company as last reflected on the records of Trustee.

          (b) In the event that a successor Trustee has not been appointed by Company within twenty (20) days after the Resignation Notice Date or the occurrence of a vacancy in the position of Trustee, a successor Trustee may be appointed by any Texas or United States District Court holding terms in Houston, Harris County, Texas, upon the application of Trustee. In the event such Court shall deem it necessary, the Court may appoint a temporary successor Trustee or successor Trustee on such terms as to compensation as the Court shall deem necessary and reasonable notwithstanding any provision herein to the contrary. A Trustee appointed under the provisions of this Section 11 shall be a state or national banking association which has a capital, surplus and undivided profits of at least $10,000,000.

          (c) Immediately upon the appointment of any successor Trustee, all rights, titles duties, powers and authority of the succeeded Trustee hereunder shall be vested in and undertaken by the successor Trustee which shall be entitled to receive from the trustee which it succeeds, in addition to the accounting referred to in Section 10, all of the assets of the Trust held by it hereunder and all records and files in connection therewith.

          (d) Any and all successors to a resigning Trustee shall be fully protected in relying upon the accounting referred to in
Section 10 and this Section 11. No successor Trustee shall be obligated to examine or seek alteration of any accounting of any preceding Trustee, nor shall any Trustee be liable personally for failing to do so or for any act or omission of any preceding Trustee. The preceding sentence shall not prevent any successor Trustee or anyone else from taking any action otherwise permissible in connection with any such accounting.

     SECTION 12.  AMENDMENT OR TERMINATION

          (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

          (b) Subject to the provisions of Section 12(c) herein, the Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Company.

          (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Company.

          (d) Sections 1, 2 and 10(c) of this Trust Agreement may not be amended by Company for fifteen (15) years following a Change of Control, as defined herein.

     SECTION 13.  MISCELLANEOUS

          (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Texas.

          (d) For purposes of this Trust, "Change of Control" shall mean: (i) any acquisition of more than fifty percent of the voting power of Company's stock by any person or persons acting as a group for purposes of acquiring such stock, (ii) the occurrence of a change in the membership of the Board of Directors of Company during any consecutive two-year period, excluding changes due to death or disability, as a result of which individuals who were members of said Board at the beginning of such period no longer constitute a majority of said Board, (iii) shares becoming subject to delisting by the New York Stock Exchange or a successor exchange in respect of the number of publicly held shares or the number of stockholders holding one hundred shares or more, (iv) approval by the Board of Directors of Company of the sale of all or substantially all of Company's assets, or (v) approval by the Board of Directors of Company of any merger, consolidation, issuance of securities or purchase of assets which would result in an event described in (i), (ii), or (iii) above.

          (e) Except as otherwise required by law, neither this Trust Agreement nor any executed copy hereof need be filed in any county, or other jurisdiction in which any of the properties comprising the Trust are located, but the same may be filed for record in any county or other jurisdiction by Trustee.

          (f) Any notice or demand which by any provision of this Trust Agreement is required or permitted to be given or served upon Trustee may be given or served by in-hand delivery or by deposit, postage prepaid and by registered or certified mail, in a post office or letter box addressed to Trustee at 600 Travis, Houston, Texas 77002 or at such other address as Trustee may from time to time advise Company in writing.

          (g) Whenever any notice, communication or report is given by Trustee to Company pursuant to the provisions of this Trust Agreement or is otherwise required to be provided to Company pursuant to the provisions of this Trust Agreement, Trustee shall provide, by in-hand delivery or by deposit, postage prepaid, in a post office or letter box addressed to Company at 777 N. Eldridge, Houston, Texas 77079, or at such other address as Company may from time to time advise Trustee in writing.

          (h) Whenever any notice, communication, or report is given by Trustee to the Retirement Plan Committee pursuant to the provisions of this Trust Agreement or is otherwise required to be provided to the Retirement Plan Committee pursuant to the provisions of this Trust Agreement, Trustee shall provide, by in-hand delivery or by deposit, postage prepaid, in a post office or letter box addressed to the Retirement Plan Committee at 777
N. Eldridge, Houston, Texas 77079, or at such other address as Company may from time to time advise Trustee in writing.

          (i) Trustee, by joining in the execution of this Trust Agreement, accepts the Trust herein created and provided for and accepts all of the rights, powers, privileges, duties and responsibilities of Trustee hereunder and agrees to exercise and perform the same in accordance with the terms and provisions contained herein.

          (j) This Trust Agreement may be executed in a number of counterparts, each of which shall constitute an original, but such counterparts shall together constitute but one and the same instrument.

          (k) The headings of the Sections of this Trust Agreement are inserted for convenience only and shall not constitute a part hereof.

     SECTION 14.  EFFECTIVE DATE

          The effective date of this Trust Agreement shall be January 1, 1996.

                              GLOBAL MARINE INC.



                              By:  /s/ James L. McCulloch
                                       Vice President


                              TEXAS COMMERCE BANK NATIONAL
                                   ASSOCIATION, Trustee



                              By:  /s/ Lynne Arnold
                                       Vice President